Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT INVESTMENT CONFERENCES

Calabasas Hills, CA – June 1, 2010 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it will present at three upcoming investment conferences.  Details regarding the presentations are as follows:

•                  Goldman Sachs Lodging, Gaming, Restaurant & Leisure Conference 2010 (New York)

June 8, 2010 at 9:00 a.m. Eastern Time

•                  Piper Jaffray 2010 Consumer Conference (New York)

June 9, 2010 at 10:30 a.m. Eastern Time

W. Douglas Benn, Executive Vice President and CFO, and Jill Peters, Vice President of Investor Relations, will be presenting.

•                  William Blair 30th Annual Growth Stock Conference (Chicago)

June 16, 2010 at 10:00 a.m. Central Time

David Overton, Chairman and CEO, and W. Douglas Benn will be presenting.

The presentations will be webcast at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the respective conference webcast link at the top of the page.  An archive of the webcasts will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 162 full-service, casual dining restaurants throughout the U.S., including 148 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100